UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2010

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 1, 2010, the Board of Directors of ULURU Inc. (the “Company”) appointed Dr. Jeffrey A. Stone to serve as a director of the Company.

Dr. Stone, age 53, is currently President of Wound Care Consultants.  He is a past president Texas Affiliate of the American Diabetes Association.  Dr. Stone received his medical degree from the College of Osteopathic Medicine of the Pacific and a Master of Public Health from Harvard University.  He completed a residency in aerospace medicine and a fellowship in hyperbaric medicine and wound care at the U.S. Air Force School of Aerospace Medicine at Brooks Air Force Base.  He is certified in hyperbaric medicine and board certified in aerospace medicine.  He is a Diplomate of the American Academy of Wound Care Management and a Certified Wound Specialist having been active in the wound field for over 20 years.

Dr. Stone will serve on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees.  In connection with his appointment to the Board, Dr. Stone was granted an option to purchase 50,000 shares of common stock at an exercise price of $0.17, the closing price of the Company’s common stock on April 1, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: April 5, 2010	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 5, 2010